SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 31, 1996

                      ____________________


               SOUTHWESTERN PUBLIC SERVICE COMPANY
     (Exact name of registrant as specified in its charter)


                             1-3789
                    (Commission file number)


         New Mexico                               75-0575400
(State or other jurisdiction of                (I.R.S. Employer
        incorporation)                        Identification No.)


Tyler at Sixth, Amarillo, Texas                       79101
(Address of principal executive offices)            (Zip code)


                         (806) 378-2121
      (Registrant's telephone number, including area code)

                      ____________________


                         NOT APPLICABLE
  _____________________________________________________________
  (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS


            On January 31, 1996, the Annual Meeting of Shareholders of Southwestern Public Service Company ("SPS") was held. At the meeting, the holders of SPS common stock re-elected the four directors of the 12-member board who were standing for re-election, approved an amendment to the SPS Restated Articles of Incorporation to provide for a new class of 10 million shares of preferred stock, $1 par value, which may be issued in series with such terms and conditions as may be set by SPS's board and approved an agreement and plan of reorganization, as amended (the "Merger Agreement").

            At a separate meeting, the holders of Public Service Company of Colorado ("PSCo") common stock and PSCo preferred stock also approved the Merger Agreement. Pursuant to such Merger Agreement, the holders of SPS common stock and PSCo common stock will become holders of common stock of New Century Energies, Inc. ("NCE"), upon the completion of the mergers of two wholly-owned subsidiaries of NCE into SPS and PSCo, respectively (the "Merger").

            The Merger is subject to, among other things, the receipt of all necessary governmental approvals. Applications to the state regulatory commissions in Texas, Colorado, New Mexico, Wyoming and Kansas, the Federal Energy Regulatory Commission, and the Securities and Exchange Commission under the 1935 Act have been filed and, on November 28, 1995, the Kansas Corporation Commission issued an order granting SPS's request for authority for the issuance of common stock to NCE pursuant to the Merger Agreement.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS.     The following exhibits are filed herewith:

      99 Press Release, dated January 31, 1996, of Southwestern Public Service Company.

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                                    -3-



                             SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              SOUTHWESTERN PUBLIC SERVICE COMPANY
                                        (Registrant)


                                     /s/Doyle R. Bunch II
                                     -------------------------------
                              Name:  Doyle R. Bunch II
                              Title: Executive Vice President,
                                      Accounting and Corporate
                                      Development


DATE:  February 2, 1996


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                               EXHIBIT INDEX

Exhibit
Number

99                Press Release, dated January 31, 1996, of Southwestern
                  Public Service Company.